SCHEDULE "A"
As altered by Directors'
Resolution passed on:
November 26, 2002

"COMPANY ACT"

AMENDED

MEMORANDUM

OF

MICROLOGIX BIOTECH INC.

1. The name of the Company is "**MICROLOGIX BIOTECH INC.**".

2. The authorized capital of the Company consists of 400,000,000 shares divided into:

   (a) 300,000,000 Common shares without par value; and

   (b) 100,000,000 Preferred shares without par value of which 750,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series A, 1,000,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series B and 5,500,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series C.

3. The Preferred shares without par value, the Redeemable, Convertible Preferred shares, Series A, the Redeemable, Convertible Preferred shares, Series B and the Redeemable, Convertible Preferred shares, Series C shall have attached to them the special rights and restrictions set forth in the Articles.

18765\264454\V1.RHM
111202/1410/W97

SCHEDULE "B"

ARTICLES

of

MICROLOGIX BIOTECH INC.

TABLE OF CONTENTS

PART	ARTICLE	SUBJECT
1	INTERPRETATION	
	1.1.	Definitions
		Construction of Words
	1.2.	Definitions same as Company Act
	1.3.	Interpretation Act Rules of Construction apply
2	SHARES	
	2.1.	Member entitled to Certificate
	2.2.	Replacement of Lost or Defaced Certificate
	2.3.	Execution of Certificates
	2.4.	Recognition of Trusts
3	ISSUE OF SHARES	
	3.1.	Directors Authorized
	3.2.	Conditions of Allotment
	3.3.	Commissions and Brokerage
	3.4.	Conditions of Issue
4	SHARE REGISTERS	
	4.1.	Registers of Members, Transfers and Allotments
	4.2.	Branch Registers of Members
	4.3.	No Closing of Register of Members
5	TRANSFER AND TRANSMISSION OF SHARES	
	5.1.	Transfer of Shares
	5.2.	Execution of Instrument of Transfer
	5.3.	Enquiry as to Title not Required

BULL, HOUSSER & TUPPER

II

PART	ARTICLE	SUBJECT
	5.4.	Submission of Instruments of Transfer
	5.5.	Transfer Fee
	5.6.	Personal Representative Recognized on Death
	5.7.	Death or Bankruptcy
6	ALTERATION OF CAPITAL	
	6.1.	Increase of Authorized Capital
	6.2.	Other Capital Alterations
	6.3.	Creation, Variation and Abrogation of Special Rights and Restrictions
	6.4.	Special Rights of Conversion or Exchange
	6.5.	Class Meetings of Members
7	PURCHASE AND REDEMPTION OF SHARES	
	7.1.	Company Authorized to Purchase or Redeem its Shares
	7.2. & 7.3.	Redemption of Shares
8	BORROWING POWERS	
	8.1.	Powers of Directors
	8.2.	Special Rights Attached to and Negotiability of Debt Obligations
	8.3.	Register of Debentureholders
	8.4.	Execution of Debt Obligations
	8.5.	Register of Indebtedness
9	GENERAL MEETINGS	
	9.1.	Annual General Meetings
	9.2.	Waiver of Annual General Meeting
	9.3.	Classification of General Meetings
	9.4.	Calling of Meetings
	9.5.	Advance Notice for Election of Directors
	9.6.	Notice for General Meeting
	9.7.	Waiver for General Meeting

BULL, HOUSSER & TUPPER

III

PART	ARTICLE	SUBJECT
	9.8.	Notice of Special Business at General Meeting
10	PROCEEDINGS AT GENERAL MEETINGS	
	10.1.	Special Business
	10.2.	Requirement of Quorum
	10.3.	Quorum
	10.4.	Lack of Quorum
	10.5.	Chairman
	10.6.	Alternate Chairman
	10.7.	Adjournments
	10.8.	Motion Proposed or Seconded by Chairman
	10.9.	Decisions by Show of Hands or Poll
	10.10.	Casting Vote
	10.11.	Manner of Taking Poll
	10.12.	Retention of Ballots Cast on a Poll
	10.13.	Casting of Votes
	10.14.	Ordinary Resolution Sufficient
11	VOTES OF MEMBERS	
	11.1.	Number of Votes Per Share of Member
	11.2.	Votes of Persons in Representative Capacity
	11.3.	Representative of a Corporate Member
	11.4.	Votes by Joint Holders
	11.5.	Vote by Committee for a Member
	11.6.	Appointment of Proxyholders
	11.7.	Execution of Form of Proxy
	11.8.	Deposit of Proxy
	11.9.	Form of Proxy
	11.10.	Validity of Proxy Vote
	11.11.	Revocation of Proxy
12	DIRECTORS	
	12.1.	Number of Directors
	12.2.	Remuneration and Expenses of Directors
	12.3.	Qualification of Directors

BULL, HOUSSER & TUPPER

IV

PART	ARTICLE	SUBJECT
13	ELECTION AND REMOVAL OF DIRECTORS	
	13.1.	Election at Annual General Meetings
	13.2.	Eligibility of Retiring Director
	13.3.	Continuance of Directors
	13.4.	Election of Less than Required Number of Directors
	13.5.	Filling a Casual Vacancy
	13.6.	Additional Directors
	13.7.	Alternate Directors
	13.8.	Termination of Directorship
	13.9.	Removal of Directors
14	POWERS AND DUTIES OF DIRECTORS	
	14.1.	Management of Affairs and Business
	14.2.	Appointment of Attorney
15	DISCLOSURE OF INTEREST OF DIRECTORS	
	15.1.	Disclosure of Conflicting Interest
	15.2.	Voting and Quorum re Proposed Contract
	15.3.	Director May Hold Office or Place of Profit with Company
	15.4.	Director Acting in Professional Capacity
	15.5.	Director Receiving Remuneration from Other Interests
16	PROCEEDINGS OF DIRECTORS	
	16.1.	Chairman and Alternate
	16.2.	Meetings - Procedure
	16.3.	Meetings by Conference Telephone
	16.4.	Notice of Meeting
	16.5.	Waiver of Notice of Meetings
	16.6.	Quorum
	16.7.	Continuing Directors may Act During Vacancy
	16.8.	Validity of Acts of Directors
	16.9.	Resolution in Writing Effective

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v

PART	ARTICLE	SUBJECT
17	EXECUTIVE AND OTHER COMMITTEES	
	17.1.	Appointment of Executive Committee
	17.2.	Appointment of Committees
	17.3.	Procedure at Meetings
18	OFFICERS	
	18.1.	President and Secretary Required
	18.2.	Persons Holding More Than One Office and Remuneration
	18.3.	Disclosure of Conflicting Interest
19	INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES	
	19.1.	Indemnification of Directors
	19.2.	Indemnification of Officers, Employees, Agents
	19.3.	Indemnification not Invalidated by Non-Compliance
	19.4.	Company May Purchase Insurance
20	DIVIDENDS AND RESERVES	
	20.1.	Declaration of Dividends
	20.2.	Declared Dividend Date
	20.3.	Proportionate to Number of Shares Held
	20.4.	Reserves
	20.5.	Receipts from Joint Holders
	20.6.	No Interest on Dividends
	20.7.	Payment of Dividends
	20.8.	Capitalization of Undistributed Surplus
21	DOCUMENTS, RECORDS AND REPORTS	
	21.1.	Documents to be Kept
	21.2.	Accounts to be Kept
	21.3.	Inspection of Accounts
	21.4. & 21.5.	Financial Statements and Reports

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VI

PART	ARTICLE	SUBJECT
22	NOTICES	
	22.1.	Method of Giving Notice
	22.2.	Notice to Joint Holder
	22.3.	Notice to Personal Representative
	22.4.	Persons to Receive Notice
23	RECORD DATES	
	23.1.	Record Date
	23.2.	No Closure of Register of Members
24	SEAL	
	24.1.	Affixation of Seal to Documents
	24.2.	Mechanical Reproduction of Signatures
	24.3.	Official Seal for Other Jurisdictions
25	PROHIBITIONS	
	25.1.	Restrictions on Transfers of Shares
26	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERRED SHARES WITHOUT PAR VALUE AS A CLASS.	
	26.1	
27	SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES A, AS A SERIES.	

BULL, HOUSSER & TUPPER

PROVINCE OF BRITISH COLUMBIA

COMPANY ACT

ARTICLES

of

MICROLOGIX BIOTECH INC.

PART 1

INTERPRETATION

1.1. In these Articles, unless there is something in the subject or context inconsistent therewith:

"Board" and "the Directors" or "the directors" mean the Directors or sole Director of the Company for the time being.

"Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

"Memorandum" means the Memorandum of the Company.

"month" means calendar month.

"proxyholder" means the person duly nominated by the registered owner to represent him at the meeting and includes the duly authorized representative of a corporation which is the registered owner.

"registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

"seal" means the common seal of the Company.

"Securities Act" means the Securities Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

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Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing persons shall include corporations.

1.2. The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

1.3. The Rules of Construction contained in the Interpretation Act shall apply, mutatis mutandis, to the interpretation of these Articles.

PART 2

SHARES AND SHARE CERTIFICATES

2.1. Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto at his address as recorded in the register of members, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

2.2. If a share certificate

(i) is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

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(ii) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

(iii) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the Certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

Such sum as the Directors may from time to time fix, but not greater than the amount prescribed under the Company Act from time to time, shall be paid to the Company for each certificate to be issued under this Article.

2.3. Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.4. Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

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PART 3

ISSUE OF SHARES

3.1. Subject to these Articles and the Memorandum and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the Securities Act and to the rights of the holders of the shares of the Company for the time being issued, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding or which, having been previously issued, have been purchased or redeemed by the Company and are available to be sold or reissued at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

3.2. If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

3.3. Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per centum of the amount of the subscription price of such shares.

3.4. No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be an amount set by resolution of the Directors that is, in all circumstances of the transaction, no greater than fair market value.

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PART 4

SHARE REGISTERS

4.1. The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class or series of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class or series of shares. The Directors on behalf of the Company may appoint a trust company registered under the Trust Company Act to keep the register of members, register of transfers and register of allotments or, if there is more than one class or series of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class or series of share. The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class or series thereof, as transfer agent for its shares or such class or series thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

4.2. Subject to the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places, whether within or outside the Province of British Columbia, as the Directors may from time to time determine.

4.3. The Company shall not at any time close its register of members.

PART 5

TRANSFER AND TRANSMISSION OF SHARES

5.1. Subject to the provisions of the Memorandum and of these Articles that may be applicable, and subject to the Securities Act, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member.

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The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certficates or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of shares until the name of the transferee is entered in the register of members or branch register of members in respect thereof.

5.2. The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3. Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4. Every instrument of transfer shall be executed by the transferor and left at the registered office of the company or at the office of its transfer agent or branch transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence if any, as the Directors or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the

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transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or branch transfer agent of registrar or branch/registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6. In the case of the death of a member, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative the Directors may require him to deliver to the Company the documents required by the Company Act to be produced by a person applying to effect transmission of shares and such other evidence as the Directors may require of the personal representative's appointment, and of the payment or satisfaction of all taxes, duties, fees and other similar assessments payable to any governmental authority in any applicable jurisdiction with respect to the shares arising out of the member's death.

5.7. A guardian, committee, trustee, curator, tutor, personal representative or trustee in bankruptcy of a member, although not a member himself, shall have the same rights, privileges and obligations that attach to the shares held by the member if the documents required by the Company Act to be produced by a person applying to effect transmission of shares shall have been deposited with the Company together with such other evidence as the Directors may require of the person's appointment. This Article does not apply on the death of a member with respect to a share registered in his name and the name of another person in joint tenancy.

PART 6

ALTERATION OF CAPITAL

6.1. The Company may by ordinary resolution filed with the Registrar alter the Memorandum to increase the authorized capital of the Company by:

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(i) creating shares with par value or shares without par value, or both;

(ii) increasing the number of shares with par value or shares without par value, or both; or

(iii) increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2. The Company may by special resolution alter the Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding a class or series of shares which is the subject of or affected by such alteration, as the Company Act provides.

6.3. The Company may alter the Memorandum or these Articles

(i) by special resolution, to create, define and attach special rights or restrictions to any shares, and

(ii) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares and in each case by filing a certified copy of such resolution with the Registrar but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class or series whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class or series meeting of the holders of the shares of each such class or series by a majority of three-fourths of the votes cast, or such greater majority as may be specified by the special rights attached to the class of shares.

6.4. If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right of conversion or exchange attaching to any class or series of shares shall be submitted to any meeting of members unless, if so required by the Company Act, the Superintendent of Brokers appointed pursuant to the Securities Act of British Columbia shall have consented to the resolution.

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6.5. Subject to the Company Act and unless these Articles or the Memorandum otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class or series meeting of members holding a particular class or series of shares but the quorum at a class or series meeting shall be one person holding or representing by proxy one-third of the shares affected.

PART 7

PURCHASE AND REDEMPTION OF SHARES

7.1. Subject to the special rights and restrictions attached to any class or series of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class or series of its shares in accordance with the special rights and restrictions attaching thereto. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act or from an employee or former employee of the Company or of an affiliate of the Company or from his personal representatives, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series, as the case may be, to be purchased.

7.2. If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to such class or series of shares, decide the manner in which the shares to be redeemed shall be selected.

7.3. Subject to the provisions of the Company Act and of the Securities Act, any shares purchased or redeemed by the Company may be sold or if cancelled, reissued by it, but, while such shares which have not been cancelled are held by the Company, it shall not exercise any vote in respect of these shares and no dividend or/other distribution shall be paid or made thereon.

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PART 8

BORROWING POWERS

8.1. The Directors may from time to time on behalf of the Company

(i) borrow money in such manner and amount, on such security, from such sources and upon such terms, and conditions as they think fit, and may authorize the guaranteeing of any obligations of any other person,

(ii) issue bonds, debentures, and other debt obligations or security agreements either outright or as security for any liability or obligation of the Company or any other person, and

(iii) mortgage, charge, whether by way of specific or floating charge, or give other security on, or grant a security interest in, the undertaking, or the whole or any part of the property and assets, of the Company (both present and future).

8.2. Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment or election of Directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

8.3. The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers, provided that any such branch register kept within British Columbia shall be kept by a Trust Company.

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8.4. Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agents for the bond, debenture or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued or by or on behalf of a trustee who certifies it in accordance with a trust indenture and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that the person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

8.5. If the Company is, or becomes, a company which is a reporting company, the Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of and to the extent required by the Company Act.

PART 9

GENERAL MEETINGS

9.1. Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held within fifteen months from the date of incorporation, the date of amalgamation or the effective date of a certificate of continuation, and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than thirteen months after the date that the last annual general meeting was held or deemed to have been held) and place as may be determined by the Directors.

9.2. If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held.

9.3. All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

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9.4. The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

9.5. If the Company is or becomes a reporting company, advance notice of any general meeting at which any Director is to be elected shall be published in the manner required by the Company Act.

9.6. A notice convening a general meeting specifying the place, the date, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner (if any) as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting, by any member shall not invalidate the proceedings at that meeting.

9.7. All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

9.8. Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

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PART 10

PROCEEDINGS AT GENERAL MEETINGS

10.1. All business shall be deemed special business which is transacted at

(i) an extraordinary general meeting other than the conduct of and voting at, such meeting; and

(ii) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of directors, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and of the Directors and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

10.2. No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

10.3. Save as herein otherwise provided, a quorum shall be two persons present and being, or representing by proxy, members holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.

10.4. If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened by requisition of the members, shall be dissolved; but otherwise it shall stand adjourned to a place on a date and at a time, to be fixed by the chairman of the meeting before the adjournment, which shall be not more than two weeks following the date for which the meeting was called, or failing such

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designation then to the same day in the second week following the meeting at the same time and place, in either case without giving further notice. If at such adjourned meeting, a quorum is not present within half an hour from the time appointed, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting, shall be a quorum.

10.5. The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

10.6. If at any general meeting neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present shall choose some one of their number to be chairman or if all the Directors present decline to take the chair or shall fail to so choose or if no Director be present, the members present shall choose one of their number to be chairman.

10.7. The chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not "advance notice", of the adjourned meeting shall be given as in the case of an original meeting or if so determined by the Directors, by an advertisement published at least once in a daily newspaper in Vancouver, British Columbia, or in the city where the meeting commenced. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

10.8. The chairman may propose or second a motion.

10.9. Subject to the provisions of the Company Act, at any meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular

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majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

10.10. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

10.11. No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

10.12. Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

10.13. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.14. Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 11

VOTES OF MEMBERS

11.1. Subject to any special voting rights or restrictions attached to any class or series of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to

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vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxyholder.

11.2. Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3. Any corporation not being a subsidiary which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall, if present at the meeting, be counted for the purpose of forming a quorum and be deemed to be a member present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member may appoint a proxyholder.

11.4. If a share is registered in the name of two or more persons, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed to be two or more persons, as the case may be.

11.5. A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

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11.6. Every member, including a member that is a corporation, entitled to vote at a general meeting or a class meeting of the Company may, by proxy, appoint a proxyholder as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

11.7. A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company if

(i) the Company is at the time a reporting company, or

(ii) the member appointing the proxyholder is a corporation, or

(iii) the Company shall have at the time only one member, or

(iv) the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution the proxyholder shall be counted in the quorum but shall not be entitled to vote and in all other cases a proxyholder must be a member.

11.8. Unless otherwise ordered by the Directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Company, or at such other place as is specified for that purpose in the notice convening the meeting or in the information circular relating thereto, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed. In addition to any other method of depositing proxies provided for in these Articles, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members or in the information circular relating thereto and providing for particulars of such

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proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

11.9. Unless the Company Act or any other statute or law which is applicable to the Company or to any class or series of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:

(Name of Company)

The undersigned, being a member of the above named Company, hereby appoints or failing him as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the day of , and at any adjournment thereof.

Signed this day of , 19 .

(Signature of member).

11.10. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

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11.11. Every proxy may be revoked by an instrument in writing

(i) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

(ii) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken or in any other manner provided by law. A proxy shall cease to be valid one year from its date.

PART 12

DIRECTORS

12.1. The subscribers to the Memorandum of the Company are the first Directors. The Directors to succeed the first Directors may be appointed in writing by a majority of the subscribers to the Memorandum or at a meeting of the subscribers, or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

12.2. The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the

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opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

12.3. A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act, to become or act as a Director.

PART 13

ELECTION AND REMOVAL OF DIRECTORS

13.1. At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.

13.2. A retiring Director shall be eligible for re-election.

13.3. Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

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13.4. If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office.

13.5. Any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director. A vacancy resulting from an increase by the members in the number of Directors may be filled by the members by ordinary resolution or by the Directors.

13.6. Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors but not more than one-third of the number of Directors fixed pursuant to these Articles and in effect at the last general meeting at which Directors were elected, and the number of Directors shall be increased accordingly. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.

13.7. Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present. A person may be appointed as an alternate Director by more than one Director, and an alternate Director shall be counted separately in determining the quorum for, and having a separate vote on behalf of, each Director he is representing, in addition to being so counted and voting where he is himself a Director. Every alternate Director, if authorized by the instrument appointing them, may sign in place of the Director

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who appointed him resolutions submitted to the Directors to be consented to in writing as referred to in Article 16.9. Every alternate Director shall be deemed not to be the agent of a Director appointing him. An alternate Director shall be deemed to be a Director for all purposes of these Articles in the performance of any function authorized under this Article 13.7, but shall not otherwise be deemed to be a Director or to have power to act as a Director. A Director may at any time by instrument telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. An alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the Director appointing him as such Director may from time to time direct.

13.8. The office of Director shall be vacated if the Director:

(i) resigns his office by notice in writing delivered to the registered office of the Company; or

(ii) is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

(iii) ceases to be qualified to act as a Director pursuant to the Company Act.

13.9. The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

PART 14

POWERS AND DUTIES OF DIRECTORS

14.1. The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

14.2. The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding

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those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 15

DISCLOSURE OF INTEREST OF DIRECTORS

15.1. A Director who is, in any way, directly or indirectly interested in a proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

15.2. A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Company Act, the foregoing prohibitions shall not apply to

(i) any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

(ii) any contract or transaction made or to be made with, or for the benefit of an affiliated corporation of which a Director is a director or officer;

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(iii) determining the remuneration of the Directors;

(iv) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors under Section 152 of the Company Act; or

(v) the indemnification of any Director by the Company under Section 152 of the Company Act.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

15.3. A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.4. Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

15.5. A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

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PART 16

PROCEEDINGS OF DIRECTORS

16.1. The Chairman of the Board, if any, or in his absence, the Vice-Chairman or in his absence, the President shall preside as chairman at every meeting of the Directors, or if neither the Chairman of the Board nor the Vice-Chairman nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, the Vice-Chairman, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

16.2. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

16.3. A meeting of the Directors or of any committee of the Directors may take place by means of conference telephones or other communications facilities by which means all Directors participating in the meeting can hear each other and provided that all such Directors agree to such meeting being held in such manner. Directors participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

16.4. A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Directors (i) who is at the time not in the Province of British Columbia or (ii) if such meeting is to be held immediately following a

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general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed. Accidental omission to give notice of a meeting to or the nonreceipt of notice of a meeting by, any Director or alternate Director shall not invalidate the proceedings at the meeting.

16.5. Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

16.6. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be two Directors or, if the number of Directors is fixed at one, shall be one Director.

16.7. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

16.8. Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

16.9. A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which

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together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

PART 17

EXECUTIVE AND OTHER COMMITTEES

17.1. The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

17.2. The Directors may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the Board may determine. Every committee constituted by the Board shall have the powers, authorities and discretions delegated to it by the Board (which shall not include the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee constituted by the Board or the power to appoint or remove officers appointed by the Board) and shall conform to the regulations which may from time to time be imposed upon it by the Board.

17.3. The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or

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casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

PART 18

OFFICERS

18.1. The Directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

18.2. One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

18.3. Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

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PART 19

INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

19.1. Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. The Company shall apply to the court for all approvals of the court which may be required to make any indemnity referred to in this Part effective and enforceable. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.2. Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.3. The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

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19.4. The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.

PART 20

DIVIDENDS AND RESERVE

20.1. The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

20.2. Any dividend declared on shares of any class or series by the Directors may be made payable on such date as is fixed by the Directors.

20.3. Subject to the rights of members (if any) holding shares with special rights as to dividends, all dividends on shares of any class or series shall be declared and paid according to the number of such shares held.

20.4. The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the

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Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to divide.

20.5. If several persons are registered as joint holders of any share, any one of them may given an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

20.6. No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

20.7. Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

20.8. Notwithstanding anything contained in these Articles, but subject to the Securities Act, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

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PART 21

DOCUMENTS, RECORDS AND REPORTS

21.1. The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

21.2. The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Company Act.

21.3. Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.4. The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

21.5. Every member shall be entitled to be furnished once gratis on demand with a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.

PART 22

NOTICES

22.1. A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any othe corporation acting in

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that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

22.2. A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3. A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

22.4. Notice of every general meeting or meeting of members holding a class or series of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

PART 23

RECORD DATES

23.1. The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act preceding the date of any meeting of members or any class or series thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

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23.2. Where no record date is so fixed for the determination of members as provided in the preceding Article the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

PART 24

SEAL

24.1. The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely,

(i) any two Directors, or

(ii) one of the Chairman of the Board, the President, the Managing Director, a Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer, or

(iii) if the Company shall have only one member, the President or the Secretary, or

(iv) subject to Article 8.4., such person or persons as the Directors may from time to time by resolution appoint and the said Directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

24.2. To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise

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mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

24.3. The Company may have for use in any other province, state, territory or country and official seal and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors of by a duly authorized agent of the Company.

PART 25

PROHIBITIONS

25.1. As long as the Company is a company which is not a reporting company, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES WITHOUT PAR VALUE AS A CLASS

ADDED BY SPECIAL RESOLUTION FILED AND REGISTERED NOVEMBER 2, 1994. - SEE PART 26 FOLLOWING

PART 27

SPECIAL RIGHTS AND RESTRICTIONS OF THE CONVERTIBLE PREFERRED SHARES, SERIES A

ADDED BY SPECIAL RESOLUTION FILED AND REGISTERED NOVEMBER 2, 1994. - SEE PART 27 FOLLOWING

PART 27 WAS DELETED IN ENTIRETY BY SPECIAL RESOLUTIONS FILED AND REGISTERED EFFECTIVE. SEPTEMBER 14, 2000

KPB

PART 27 & 28 ADDED BY SPECIAL RESOLUTIONS: FILED AND REGISTERED EFFECTIVE MAY 17, 2002

BULL, HOUSSER & TUPPER

SCHEDULE "B"

PART 26

SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES WITHOUT PAR VALUE AS A CLASS

26.1 The following special rights and restrictions shall be attached to the preferred shares without par value ("preferred shares"):

(i) The preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Article 26.1;

(ii) preferred shares may at any time and from time to time be issued in one or more series. The Directors may from time to time by resolution passed before the issue of any preferred shares of any particular series, alter the Memorandum of the Company to fix the number of preferred shares of any particular series, alter the Memorandum of the Company to fix the number of preferred shares in, and to determine the designation of the preferred shares of, that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the preferred shares of that series including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative; the dates, places and currencies of payment thereof; the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium; conversion or exchange rights or rights of retraction (provided that any such conversion or exchange rights or rights of retraction shall be in accordance with the provisions existing at the time of creation of such series relating to conversion, exchange, or retraction as prescribed by the policies of the Vancouver Stock Exchange or any other stock exchange on which the shares of the Company are then listed); the terms and conditions of any share purchase plan or sinking fund, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (iii) and (iv) of this Article 26.1;

(iii) holders of preferred shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, to receive before any distribution to be made to holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends, (if any and if preferential) thereon, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After

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payment to holders of preferred shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preferred shares; and

(iv) except for such voting rights as may be attached to any series of the preferred shares by the Directors, holders of preferred shares shall not be entitled as such to vote at, any general meeting of members of the Company. Holders of preferred shares shall be given notice of and be invited to attend meetings of voting members of the Company.

227301\PP\0020

SCHEDULE "B"

PART 27

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE

REDEEMABLE, CONVERTIBLE PREFERRED SHARES,

SERIES A, AS A SERIES

The first series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series A (the "Series A Preferred Shares") and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the "Series A Provisions"):

27.1

DEFINITIONS AND INTERPRETATION

27.1.1

Definitions

Where used in these Series A Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

"Affiliate" means any company or entity controlled by, controlling, or under common control with a Party hereto and shall include any Person 50% or more of whose voting shares or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, 50% or more of the voting shares of a Party;

(b)

"Amphomycin IND Filing Date" means the date of filing of an IND in a Major Market Country for an Amphomycin-Related Product;

(c)

"Amphomycin-Related Lead Compound" has the meaning set forth in the Asset Purchase Agreement;

(d)

"Amphomycin-Related Product" has the meaning set forth in the Asset Purchase Agreement;

(e)

"Amphomycin Tox Date" means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of an Amphomycin-Related Lead Compound;

(f)

"Asset Purchase Agreement" means that certain asset purchase agreement to be entered into between the Company and the Series A Preferred Holder relating to the purchase by the Company of certain assets comprising the Series A Preferred Holder's research program for polyene and amphomycin-related compounds dated as of May 20, 2002;

(g)

"Company Act" has the meaning set forth in Article 27.1.6;

(h)

"Common Shares" means Common shares in the capital of the Company and, when used with reference to a Successor Corporation, shall mean the class or classes of shares with the greatest per share voting power entitled to vote generally and, in particular, in the election of all directors of such Successor Corporation;

(i)

"Conversion" means the conversion of the Series A Preferred Shares into Common Shares pursuant to the terms set forth herein;

(j)

"Conversion Date" has the meaning set forth in Article ;

(k)

"Conversion Notice" has the meaning set forth in Article ;

(l)

"Conversion Price" means the Current Market Price of Common Shares as at an applicable Conversion Date;

(m)

"Corporate Reorganization" means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(n)

"Current Market Price" of the Common Shares on any date means the U.S. Dollar Equivalent of the average of the "closing prices" of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending on the last Trading Day prior to an applicable Milestone Date.  The "closing price" for each Trading Day shall be the last reported sales price for sales of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), provided however that in the event such average of the "closing prices" of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending the last Trading Day prior to an applicable Milestone Date is less than the U.S. Dollar Equivalent of Cdn $0.29, the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent of Cdn $0.29, subject to adjustments from time to time in accordance with Article .  If the Common Shares are not listed on a Stock Exchange, then the provisions of Article  shall apply;

(o)

"Delisting of Common Shares" means the Common Shares have been suspended, cease traded or delisted from The Toronto Stock Exchange by any applicable regulatory authority(ies) for a period of 10 consecutive Trading Days and the Common Shares (or the Common Shares of a Successor Corporation, as may be applicable) are not otherwise listed for trading on any other Stock Exchange during that 10 day period;

(p)

"Effective Date" means the date the Asset Purchase Agreement is entered into between IntraBiotics Pharmaceuticals, Inc. and the Company;

(q)

"Entity" has the meaning set forth in the Asset Purchase Agreement;

(r)

"Expiry Redemption" has the meaning set forth in Article 27.9.5;

(s)

"GLP Toxicology Study" has the meaning set forth in the Asset Purchase Agreement;

(t)

"Governmental Body" has the meaning set forth in the Asset Purchase Agreement;

(u)

"herein", "hereto", "hereunder", "hereof", "thereto" and similar expressions mean or refer to these Series A Provisions and not to any particular Article, and the expression "Article" followed by a number or a letter mean and refer to the specific Article of these Series A Provisions;

(v)

"IND" has the meaning as set forth in the Asset Purchase Agreement;

(w)

"Liquidation Redemption Price" means an amount equal to U.S.$0.50 per Series A Preferred Share;

(x)

"Major Market Country" has the meaning as set forth in the Asset Purchase Agreement;

(y)

"Milestone(s)" has the meaning set forth in Article ;

(z)

"Milestone Date" means the date of the occurrence or achievement of a Milestone;

(aa)

"Milestone Payments" has the meaning set forth in Article ;

(bb)

"Milestone Redemption Price" has the meaning set forth in Article , as applicable to each Milestone;

(cc)

"Party" means either the Company or the Series A Preferred Holder;

(dd)

"Person" means any individual, Entity or Governmental Body;

(ee)

"Polyene IND Filing Date" means the date of the achievement of the filing of an IND in a Major Market Country for a Polyene Product;

(ff)

"Polyene Lead Compound" has the meaning set forth in the Asset Purchase Agreement;

(gg)

"Polyene Product" has the meaning set forth in the Asset Purchase Agreement;

(hh)

"Polyene Tox Date" means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of a Polyene Lead Compound;

(ii)

"Preferred Share Expiry Date" has the meaning set forth in Article 27.9.5;

(jj)

"Redemption" means the redemption of the Series A Preferred Shares by the Company;

(kk)

"Redemption Date" has the meaning set forth in Article ;

(ll)

"Redemption Notice" has the meaning set forth in Article ;

(mm)

"Series A Preferred Holder" means the registered holder of the Series A Preferred Shares;

(nn)

"Stock Exchange" means the principal securities exchange on which the largest number of Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, the Canadian Venture Exchange, The Nasdaq National Market, American Stock Exchange or the New York Stock Exchange;

(oo)

"Successor Corporation" means the company or body corporate resulting or continuing from, or otherwise surviving a Corporate Reorganization;

(pp)

"Successor Shares" has the meaning set forth in Article ;

(qq)

"Third Party" means any entity other than IntraBiotics Pharmaceuticals, Inc. or the Company or their respective Affiliates;

(rr)

"Trading Day" means any day on which the Stock Exchange upon which the Common Shares are listed for trading is open for business and on which Common Shares have been traded; and

(ss)

"U.S. Dollar Equivalent" means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal, Western Edition.

27.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

27.1.3

Currency

All monetary amounts referred to in these Series A Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, Western Edition on each applicable date.

27.1.4

Headings

Headings and subheadings used in these Series A Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

27.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series A Preferred Holder hereunder, is not a business day, then such action shall be required to be taken on or by the next succeeding day that is a business day.

27.1.6

Company Act

These Series A Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the "Company Act") and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

27.2

NUMBER OF SERIES A PREFERRED SHARES

The maximum number of Series A Preferred Shares shall be 750,000.

27.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series A Preferred Holder shall not be entitled as such to vote at any general meeting of members of the Company.  The Series A Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

27.4

DIVIDENDS

The Series A Preferred Holder shall not be entitled to receive dividends of any kind.

27.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series A Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price for each Series A Preferred Share then held by such Series A Preferred Holder.  After payment to the Series A Preferred Holder of the amounts so payable to it, the Series A Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company.

27.6

COVENANTS

27.6.1

No Impairment

Without the consent of the Series A Preferred Holder, the Company shall not, by amendment of its Memorandum or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series A Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series A Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series A Preferred Holder against impairment.

27.7

MILESTONES

27.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series A Provisions, the Series A Preferred Shares shall, at the option of the Company, either be converted, in whole or in part, into Common Shares pursuant to Article  or redeemed for the an amount equal to U.S.$1 per Series A Preferred Share for each Series A Preferred Share to be redeemed (the "Milestone Redemption Price") pursuant to Article  (or any combination thereof) for a cash amount or value equal to the appropriate U.S. dollar amount corresponding to certain time and achievement milestones (the "Milestones") described in this Article  through  (the "Milestone Payments") on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Conversion (each such date referred to herein as a "Conversion Date") or on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Redemption (each such date referred to as a "Redemption Date") as follows:

(a)

upon 4 months after the Effective Date, XXXXXX Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(b)

upon the Amphomycin Tox Date, XXXXXX Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(c)

upon the Polyene Tox Date, XXXXXX Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(d)

upon the Amphomycin IND Filing Date, XXXXXX Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof); and,

(e)

upon the Polyene IND Filing Date, XXXXXX Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof).

27.8

CONVERSION

27.8.1

Conversion at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article  and this Article 27.8, upon giving notice as hereinafter provided, convert on the Conversion Date the specified amount of the Series A Preferred Shares to be converted pursuant to a Milestone provided such Series A Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series A Preferred Holder Common Shares as hereinafter provided in this Article .

27.8.2

Notice of Conversion

In the case of Conversion of the Series A Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series A Preferred Holder of the Series A Preferred Shares to be converted pursuant to such Milestone a notice in writing of the intention of the Company to convert such Series A Preferred Shares ("Conversion Notice").  Such Conversion Notice shall be mailed in a prepaid letter addressed to the Series A Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder and shall set out the Conversion Price and the Conversion Date for such Conversion.

27.8.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with the Conversion Notice, the Company may issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series A Preferred Shares called for Conversion, in the number equal to the number of Series A Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the Milestone Redemption Price for 1 Series A Preferred Share, and the denominator of which is the Conversion Price. The certificates for Common Shares issued by the Company to the Series A Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series A Preferred Holder may direct in writing (either in the said notice or otherwise), provided that such Series A Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series A Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series A Preferred Shares shall be issued to the Series A Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article  through  hereof, upon Conversion of all the Series A Preferred Shares, there shall be no further payment or adjustment by the Company or on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(c)

The right of the Company to convert the Series A Preferred Shares into Common Shares shall be deemed to have been exercised and the registered holder of the Series A Preferred Shares so converted (or any person or persons in whose name or names the Series A Preferred Holder of such Series A Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in Article  hereof) shall be deemed to have become a holder of Common Shares of record of the Company for all purposes on the date of surrender of the certificates representing the Series A Preferred Shares to be cancelled accompanied by notice in writing as provided in Article  hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series A Preferred Shares have been converted.

(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash at the time of delivery of the share certificate representing the number of Series A Preferred Shares converted into Common Shares.

(e)

All Common Shares resulting from any Conversion of Series A Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

27.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if, after any Conversion, there is a Delisting of Common Shares, then at the option of the Series A Preferred Holder, all Series A Preferred Shares that represent future Milestone Payments that are to become payable under Article  shall thereafter be redeemed by the Company for the applicable Milestone Redemption Price within 10 business days after the occurrence or achievement of the future Milestone.

27.9

    REDEMPTION

27.9.1

Redemption at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article  and this Article , and upon giving notice as hereinafter provided, redeem on the Redemption Date the specified amount of the Series A Preferred Shares to be redeemed pursuant to such Milestone provided such Series A Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised, and pay to the Series A Preferred Holder the applicable Milestone Redemption Price.

27.9.2

Notice of Redemption

In the case of Redemption of the Series A Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series A Preferred Holder of the Series A Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series A Preferred Shares ("Redemption Notice").  Such Redemption Notice shall be mailed in a prepaid letter addressed to the Series A Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder and shall set out the applicable Milestone Redemption Price and the Redemption Date for such Redemption.

27.9.3

Procedure for Redemption

(a)

On any Redemption Date, in accordance with the Redemption Notice, the Company shall pay or cause to be paid to or to the order of the Series A Preferred Holder of the Series A Preferred Shares to be redeemed the applicable Milestone Redemption Price, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series A Preferred Shares called for Redemption.  If only part of the Series A Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series A Preferred Shares shall be issued to the Series A Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series A Preferred Shares called for Redemption shall thereupon be redeemed and the Series A Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series A Preferred Holder shall remain unaffected.

(c)

The Company shall have the right, no later than 25 days after the mailing of the Redemption Notice as aforesaid, to deposit the amount of the applicable Milestone Redemption Price of the Series A Preferred Shares so called for Redemption, or of such of the said Series A Preferred Shares as are represented by a certificate or certificates which have not at the date of such deposit been surrendered by the Series A Preferred Holder in connection with such Redemption, by wire transfer to a bank and account designated in writing by the Series A Preferred Holder named in such Redemption Notice to be paid without interest to or to the order of the Series A Preferred Holder called for Redemption upon presentation and surrender to such bank of the certificate or certificates representing the same and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series A Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series A Preferred Holder after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the Milestone Redemption Price so deposited against presentation and surrender of the said certificates held by the Series A Preferred Holder.

(d)

The Series A Preferred Shares which are redeemed in accordance herewith shall be cancelled.

27.9.4

Redemption Subject to Applicable Law

If, upon the occurrence or achievement of any Milestone described in Article , the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series A Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article , redeem only the maximum number of Series A Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem.

27.9.5

Expiry Redemption

On or after 8 years following the Effective Date (the "Preferred Share Expiry Date"), the Company may elect in accordance with the provisions of Article  to redeem all of the Series A Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the "Expiry Redemption").  Any future Milestone Payments, if such Expiry Redemption is in fact effected, will be payable in accordance with the terms of the Asset Purchase Agreement.

27.10

ADJUSTMENTS

27.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series A Preferred Holder holds Series A Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series A Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of the Successor Corporation, as the case may be, having the rights of Conversion and Redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series A Preferred Shares (the "Successor Shares"), and that, without limitation, upon the exercise of such rights of Conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series A Preferred Holder would theretofore have been entitled upon Conversion, the Series A Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common Shares of the Company or of the Successor Corporation, as applicable, that the Series A Preferred Holder would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series A Preferred Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon Conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles  and  herein.

27.10.2

Adjustment for Change in Common Shares

In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Corporate Reorganization, the right of Conversion granted by Article  shall be adjusted immediately after the record date for such reclassification or other change so that the Series A Preferred Holder shall be entitled to receive, upon any Conversion of Series A Preferred Shares pursuant to the provisions hereof at any time after the record date of such reclassification or other change, such shares, securities or other rights as they would have received had such Series A Preferred Shares been converted into Common Shares immediately prior to such record date, subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in Articles  through .

27.10.3

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Articles  and  are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series A Preferred Shares in accordance with the essential intent and principles of this Article  or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series A Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article , necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series A Preferred Shares.

27.10.4

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article , then and in each such case the Company shall give written notice thereof, addressed to the Series A Preferred Holder at the address of the Series A Preferred Holder as shown on the books of the Company, or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder.

27.11

ISSUANCE

Series A Preferred Shares may only be issued to IntraBiotics Pharmaceuticals, Inc. or to its respective successors and permitted assigns.

27.12

TRANSFER

The Series A Preferred Shares shall be non-transferable except to an Affiliate or unrelated Third Party in connection with a merger, amalgamation or arrangement (statutory or otherwise), consolidation or sale of substantially all of the assets of IntraBiotics Pharmaceuticals, Inc. related to the Asset Purchase Agreement.

SCHEDULE "C"

PART 28

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE

REDEEMABLE, CONVERTIBLE PREFERRED SHARES,

SERIES B, AS A SERIES

The second series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series B (the "Series B Preferred Shares") and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the "Series B Provisions"):

28.1

DEFINITIONS AND INTERPRETATION

28.1.1

Definitions

Where used in these Series B Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

"Affiliate" means any company or entity controlled by, controlling, or under common control with a Party hereto and shall include any Person 50% or more of whose voting shares or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, 50% or more of the voting shares of a Party;

(b)

"Amended Collaborative Research and License Agreement" means that certain amended collaborative research and license agreement to be entered into between the Company and the Series B Preferred Holder relating to the research, manufacture and development of novel antifungal and antibacterial pharmaceutical products dated as of May 20, 2002;

(c)

"Amphomycin IND Filing Date" means the date of filing of an IND in a Major Market Country for an Amphomycin-Related Product;

(d)

"Amphomycin NDA Date" means the date an NDA is filed in a Major Market Country for an Amphomycin-Related Product;

(e)

"Amphomycin Phase II Data Analysis Date" means the date the analysis of Phase II data for an Amphomycin-Related Product is completed;

(f)

"Amphomycin-Related Lead Compound" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(g)

"Amphomycin-Related Product" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(h)

"Amphomycin Tox Date" means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of an Amphomycin-Related Lead Compound;

(i)

"Company Act" has the meaning set forth in Article ;

(j)

"Common Shares" means Common shares in the capital of the Company and, when used with reference to a Successor Corporation, shall mean the class or classes of shares with the greatest per share voting power entitled to vote generally and, in particular, in the election of all directors of such Successor Corporation;

(k)

"Conversion" means the conversion of the Series B Preferred Shares into Common Shares pursuant to the terms set forth herein;

(l)

"Conversion Date" has the meaning set forth in Article ;

(m)

"Conversion Notice" has the meaning set forth in Article ;

(n)

"Conversion Price" means the Current Market Price of Common Shares as at an applicable Conversion Date;

(o)

"Corporate Reorganization" means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(p)

"Current Market Price" of the Common Shares on any date means the U.S. Dollar Equivalent of the average of the "closing prices" of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending on the last Trading Day prior to an applicable Milestone Date.  The "closing price" for each Trading Day shall be the last reported sales price for sales of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), provided however that in the event such average of the "closing prices" of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending the last Trading Day prior to an applicable Milestone Date is less than the U.S. Dollar Equivalent of Cdn $0.29, the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent of Cdn $0.29, subject to adjustments from time to time in accordance with Article .  If the Common Shares are not listed on a Stock Exchange, then the provisions of Article  shall apply;

(q)

"Delisting of Common Shares" means the Common Shares have been suspended, cease traded or delisted from The Toronto Stock Exchange by any applicable regulatory authority(ies) for a period of 10 consecutive Trading Days and the Common Shares (or the Common Shares of a Successor Corporation, as may be applicable) are not otherwise listed for trading on any other Stock Exchange during that 10 day period;

(r)

"Effective Date" means the date the Amended Collaborative Research and License Agreement is entered into between BioSource Pharm, Inc. and the Company;

(s)

"Entity" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(t)

"Expiry Redemption" has the meaning set forth in Article ;

(u)

"GLP Toxicology Study" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(v)

"Governmental Body" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(w)

"herein", "hereto", "hereunder", "hereof", "thereto" and similar expressions mean or refer to these Series B Provisions and not to any particular Article, and the expression "Article" followed by a number or a letter mean and refer to the specific Article of these Series B Provisions;

(x)

"IND" has the meaning as set forth in the Amended Collaborative Research and License Agreement;

(y)

"Liquidation Redemption Price" means an amount equal to U.S.$0.50 per Series B Preferred Share;

(z)

"Major Market Country" has the meaning as set forth in the Amended Collaborative Research and License Agreement;

(aa)

"Milestone(s)" has the meaning set forth in Article ;

(bb)

"Milestone Date" means the date of the occurrence or achievement of a Milestone;

(cc)

"Milestone Payments" has the meaning set forth in Article ;

(dd)

"Milestone Redemption Price" has the meaning set forth in Article , as applicable to each Milestone;

(ee)

"Party" means either the Company or the Series B Preferred Holder;

(ff)

"Person" means any individual, Entity or Governmental Body;

(gg)

"Polyene IND Filing Date" means the date of the achievement of the filing of an IND in a Major Market Country for a Polyene Product;

(hh)

"Polyene Lead Compound" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(ii)

"Polyene NDA Date" means the date an NDA in a Major Market Country is filed for a Polyene Product;

(jj)

"Polyene Phase II Data Analysis Date" means the date the Phase II analysis for a Polyene Product is completed;

(kk)

"Polyene Product" has the meaning set forth in the Amended Collaborative Research and License Agreement;

(ll)

"Polyene Tox Date" means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of a Polyene Lead Compound;

(mm)

"Preferred Share Expiry Date" has the meaning set forth in Article ;

(nn)

"Redemption" means the redemption of the Series B Preferred Shares by the Company;

(oo)

"Redemption Date" has the meaning set forth in Article ;

(pp)

"Redemption Notice" has the meaning set forth in Article ;

(qq)

"Series B Preferred Holder" means the registered holder of the Series B Preferred Shares;

(rr)

"Stock Exchange" means the principal securities exchange on which the largest number of Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, the Canadian Venture Exchange, The Nasdaq National Market, American Stock Exchange or the New York Stock Exchange;

(ss)

"Successor Corporation" means the company or body corporate resulting or continuing from, or otherwise surviving a Corporate Reorganization;

(tt)

"Successor Shares" has the meaning set forth in Article ;

(uu)

"Third Party" means any entity other than BioSource Pharm, Inc. or the Company or their respective Affiliates;

(vv)

"Trading Day" means any day on which the Stock Exchange upon which the Common Shares are listed for trading is open for business and on which Common Shares have been traded; and

(ww)

"U.S. Dollar Equivalent" means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal, Western Edition.

28.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

28.1.3

Currency

All monetary amounts referred to in these Series B Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, Western Edition on each applicable date.

28.1.4

Headings

Headings and subheadings used in these Series B Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

28.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series B Preferred Holder hereunder, is not a business day, then such action shall be required to be taken on or by the next succeeding day that is a business day.

28.1.6

Company Act

These Series B Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the "Company Act") and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

28.2

NUMBER OF SERIES B PREFERRED SHARES

The maximum number of Series B Preferred Shares shall be 1,000,000.

28.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series B Preferred Holder shall not be entitled as such to vote at any general meeting of members of the Company.  The Series B Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

28.4

DIVIDENDS

The Series B Preferred Holder shall not be entitled to receive dividends of any kind.

28.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series B Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series B Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price for each Series B Preferred Share then held by such Series B Preferred Holder.  After payment to the Series B Preferred Holder of the amounts so payable to it, the Series B Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company.

28.6

COVENANTS

28.6.1

No Impairment

Without the consent of the Series B Preferred Holder, the Company shall not, by amendment of its Memorandum or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series B Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series B Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series B Preferred Holder against impairment.

28.7

MILESTONES

28.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series B Provisions, the Series B Preferred Shares shall, at the option of the Company, either be converted, in whole or in part, into Common Shares pursuant to Article  or redeemed for the an amount equal to U.S.$1 per Series B Preferred Share for each Series B Preferred Share to be redeemed (the "Milestone Redemption Price") pursuant to Article  (or any combination thereof) for a cash amount or value equal to the appropriate U.S. dollar amount corresponding to certain time and achievement milestones (the "Milestones") described in this Article  through  (the "Milestone Payments") on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Conversion (each such date referred to herein as a "Conversion Date") or on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Redemption (each such date referred to as a "Redemption Date") as follows:

(a)

upon the Amphomycin Tox Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(b)

upon the Polyene Tox Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(c)

upon the Amphomycin IND Filing Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(d)

upon the Polyene IND Filing Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(e)

upon the Amphomycin Phase II Data Analysis Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(f)

upon the Polyene Phase II Data Analysis Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof);

(g)

upon the Amphomycin NDA Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof); and,

(h)

upon the Polyene NDA Date, XXXXXX Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $XXXXXX or redeemed for the Milestone Redemption Price of $XXXXXX (or any combination thereof).

28.8

CONVERSION

28.8.1

Conversion at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article  and this Article , upon giving notice as hereinafter provided, convert on the Conversion Date the specified amount of the Series B Preferred Shares to be converted pursuant to a Milestone provided such Series B Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series B Preferred Holder Common Shares as hereinafter provided in this Article .

28.8.2

Notice of Conversion

In the case of Conversion of the Series B Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series B Preferred Holder of the Series B Preferred Shares to be converted pursuant to such Milestone a notice in writing of the intention of the Company to convert such Series B Preferred Shares ("Conversion Notice").  Such Conversion Notice shall be mailed in a prepaid letter addressed to the Series B Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder and shall set out the Conversion Price and the Conversion Date for such Conversion.

28.8.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with the Conversion Notice, the Company may issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series B Preferred Shares called for Conversion, in the number equal to the number of Series B Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the Milestone Redemption Price for 1 Series B Preferred Share, and the denominator of which is the Conversion Price. The certificates for Common Shares issued by the Company to the Series B Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series B Preferred Holder may direct in writing (either in the said notice or otherwise), provided that such Series B Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series B Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series B Preferred Shares shall be issued to the Series B Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article  through  hereof, upon Conversion of all the Series B Preferred Shares, there shall be no further payment or adjustment by the Company or on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(c)

The right of the Company to convert the Series B Preferred Shares into Common Shares shall be deemed to have been exercised and the registered holder of the Series B Preferred Shares so converted (or any person or persons in whose name or names the Series B Preferred Holder of such Series B Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in Article  hereof) shall be deemed to have become a holder of Common Shares of record of the Company for all purposes on the date of surrender of the certificates representing the Series B Preferred Shares to be cancelled accompanied by notice in writing as provided in Article  hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series B Preferred Shares have been converted.

(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash at the time of delivery of the share certificate representing the number of Series B Preferred Shares converted into Common Shares.

(e)

All Common Shares resulting from any Conversion of Series B Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

28.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if, after any Conversion, there is a Delisting of Common Shares, then at the option of the Series B Preferred Holder, all Series B Preferred Shares that represent future Milestone Payments that are to become payable under Article  shall thereafter be redeemed by the Company for the applicable Milestone Redemption Price within 10 business days after the occurrence or achievement of the future Milestone.

28.9

REDEMPTION

28.9.1

Redemption at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article  and this Article , and upon giving notice as hereinafter provided, redeem on the Redemption Date the specified amount of the Series B Preferred Shares to be redeemed pursuant to such Milestone provided such Series B Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised, and pay to the Series B Preferred Holder the applicable Milestone Redemption Price.

28.9.2

Notice of Redemption

In the case of Redemption of the Series B Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series B Preferred Holder of the Series B Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series B Preferred Shares ("Redemption Notice").  Such Redemption Notice shall be mailed in a prepaid letter addressed to the Series B Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder and shall set out the applicable Milestone Redemption Price and the Redemption Date for such Redemption.

28.9.3

Procedure for Redemption

(a)

On any Redemption Date, in accordance with the Redemption Notice, the Company shall pay or cause to be paid to or to the order of the Series B Preferred Holder of the Series B Preferred Shares to be redeemed the applicable Milestone Redemption Price, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series B Preferred Shares called for Redemption.  If only part of the Series B Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series B Preferred Shares shall be issued to the Series B Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series B Preferred Shares called for Redemption shall thereupon be redeemed and the Series B Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series B Preferred Holder shall remain unaffected.

(c)

The Company shall have the right, no later than 25 days after the mailing of the Redemption Notice as aforesaid, to deposit the amount of the applicable Milestone Redemption Price of the Series B Preferred Shares so called for Redemption, or of such of the said Series B Preferred Shares as are represented by a certificate or certificates which have not at the date of such deposit been surrendered by the Series B Preferred Holder in connection with such Redemption, by wire transfer to a bank and account designated in writing by the Series B Preferred Holder named in such Redemption Notice to be paid without interest to or to the order of the Series B Preferred Holder called for Redemption upon presentation and surrender to such bank of the certificate or certificates representing the same and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series B Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series B Preferred Holder after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the Milestone Redemption Price so deposited against presentation and surrender of the said certificates held by the Series B Preferred Holder.

(d)

The Series B Preferred Shares which are redeemed in accordance herewith shall be cancelled.

28.9.4

Redemption Subject to Applicable Law

If, upon the occurrence or achievement of any Milestone described in Article , the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series B Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article , redeem only the maximum number of Series B Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem.

28.9.5

Expiry Redemption

On or after 8 years following the Effective Date (the "Preferred Share Expiry Date"), the Company may elect in accordance with the provisions of Article  to redeem all of the Series B Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the "Expiry Redemption").  Any future Milestone Payments, if such Expiry Redemption is in fact effected, will be payable in accordance with the terms of the Amended Collaborative Research and License Agreement.

28.10

ADJUSTMENTS

28.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series B Preferred Holder holds Series B Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series B Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of the Successor Corporation, as the case may be, having the rights of Conversion and Redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series B Preferred Shares (the "Successor Shares"), and that, without limitation, upon the exercise of such rights of Conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series B Preferred Holder would theretofore have been entitled upon Conversion, the Series B Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common Shares of the Company or of the Successor Corporation, as applicable, that the Series B Preferred Holder would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series B Preferred Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon Conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles  and  herein.

28.10.2

Adjustment for Change in Common Shares

In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Corporate Reorganization, the right of Conversion granted by Article  shall be adjusted immediately after the record date for such reclassification or other change so that the Series B Preferred Holder shall be entitled to receive, upon any Conversion of Series B Preferred Shares pursuant to the provisions hereof at any time after the record date of such reclassification or other change, such shares, securities or other rights as they would have received had such Series B Preferred Shares been converted into Common Shares immediately prior to such record date, subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in Articles  through .

28.10.3

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Articles  and  are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series B Preferred Shares in accordance with the essential intent and principles of this Article  or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series B Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article , necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series B Preferred Shares.

28.10.4

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article , then and in each such case the Company shall give written notice thereof, addressed to the Series B Preferred Holder at the address of the Series B Preferred Holder as shown on the books of the Company, or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder.

28.11

ISSUANCE

Series B Preferred Shares may only be issued to BioSource Pharm, Inc. or to its respective successors and permitted assigns.

28.12

TRANSFER

The Series B Preferred Shares shall be non-transferable except to an Affiliate or unrelated Third Party in connection with a merger, amalgamation or arrangement (statutory or otherwise), consolidation or sale of substantially all of the assets of BioSource Pharm, Inc. related to the Amended Collaborative Research and License Agreement, so long as such Affiliate or unrelated Third Party assumes all obligations set forth in the Amended Collaborative Research and License Agreement and can demonstrate financial solvency to assume those obligations.

Schedule "B"

Part 29

Special Rights and Restrictions Attaching to the Redeemable, Convertible Preferred Shares of Micrologix, Series C, as a Series

The third series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series C (the "Series C Preferred Shares") and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the "Series C Provisions"):

29.1

DEFINITIONS AND INTERPRETATION

29.1.1

Definitions

Where used in these Series C Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

"Affiliate" means any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a person or entity.  For purposes of this Article 29.1.1(a), "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities;

(b)

"Business Day" means any day that is not a Saturday, Sunday or holiday in British Columbia;

(c)

"Change in Control" means any of the following events unless the Series C Preferred Holder agrees in writing that such an event shall not be considered a Change in Control:

(A)

any Corporate Reorganization in which the holders of capital of the Company immediately prior to such Corporate Reorganization do not continue to hold immediately following such merger or consolidation at least 60%, by voting power and economic interest, of the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B)

the sale, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company);

(d)

"Change in Control Corporate Reorganization" means a Corporate Reorganization that results in a Change in Control;

(e)

"Company Act" has the meaning set forth in Article 29.1.6;

(f)

"Common Shares" means Common shares in the capital of the Company;

(g)

"Conversion" means the conversion of the Series C Preferred Shares into Common Shares pursuant to the terms set forth herein;

(h)

"Conversion Date" has the meaning set forth in Article 29.8.1;

(i)

"Conversion Notice" has the meaning set forth in Article 29.8.2;

(j)

"Conversion Price" means the Current Market Price of Common Shares as of the applicable Milestone Date;

(k)

"Corporate Reorganization" means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(l)

"Current Market Price" of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the five consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares).  In the event such weighted average trading price is less than the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares), the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88, (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(m)

"Delisting of Common Shares" means the Common Shares have been suspended, cease traded or have been delisted from all Stock Exchanges for a period of ninety consecutive Trading Days or are not then listed and posted for trading on any Stock Exchange for a period of ninety consecutive Trading Days;

(n)

"EMEA" shall mean the European Medicines Evaluation Agency or any successor agency thereof;

(o)

"Expiry Redemption" has the meaning set forth in Article 29.9.5;

(p)

"FDA" means the United States Food and Drug Administration or any successor agency thereof;

(q)

"herein", "hereto", "hereunder", "hereof", "thereto" and similar expressions mean or refer to these Series C Provisions and not to any particular Article, and the expression "Article" followed by a number or a letter mean and refer to the specific Article of these Series C Provisions;

(r)

"HPV Antisense Product" has the meaning set forth in the License Agreement;

(s)

"License Agreement" means that certain collaboration and license agreement to be entered into between the Company and the Series C Preferred Holder dated as of September 11, 2002;

(t)

"Liquidation Redemption Price" means an amount equal in the aggregate to U.S.$1;

(u)

"Major European Countries" means any of France, Germany, Italy or the United Kingdom;

(v)

"Milestone(s)" has the meaning set forth in Article 29.7.1;

(w)

"Milestone Date" has the meaning set forth in Article 29.7.1;

(x)

"Milestone Payments" has the meaning set forth in Article 29.7.1;

(y)

"Milestone Redemption Price" means an amount equal to U.S. $1 for each Series C Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series C Preferred Shares);

(z)

"NDA" has the meaning set forth in the License Agreement;

(aa)

"Phase III Clinical Study" has the meaning set forth in the License Agreement;

(bb)

"Preferred Share Expiry Date" has the meaning set forth in Article 29.9.5;

(cc)

"Redemption" means the redemption of the Series C Preferred Shares by the Company;

(dd)

"Redemption Date" has the meaning set forth in Article 29.9.1;

(ee)

"Redemption Notice" has the meaning set forth in Article 29.9.2;

(ff)

"Regulatory Approval" has the meaning set forth in the License Agreement;

(gg)

"Series C Preferred Holder" means the registered holder of the Series C Preferred Shares;

(hh)

"Stock Exchange" means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(ii)

"Stock Purchase Agreement" means the stock purchase agreement to be entered into between the Company and the Series C Preferred Holder, dated as of December 17, 2002;

(jj)

"Trading Day" means any day on which the Stock Exchange is open for business; and

(kk)

"U.S. Dollar Equivalent" means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition).

29.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

29.1.3

Currency

All monetary amounts referred to in these Series C Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition) on each applicable date.

29.1.4

Headings

Headings and subheadings used in these Series C Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

29.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series C Preferred Holder hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

29.1.6

Company Act

These Series C Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the "Company Act") and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

29.2

NUMBER OF SERIES C PREFERRED SHARES

The maximum number of Series C Preferred Shares shall be 5,500,000.

29.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series C Preferred Holder shall not be entitled to vote the Series C Preferred Shares held by it at any general meeting of members of the Company.  The Series C Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

29.4

DIVIDENDS

No dividends shall be payable on or in respect of the Series C Preferred Shares.

29.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series C Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series C Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price.  After payment to the Series C Preferred Holder of the amounts so payable to it, the Series C Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series C Preferred Shares.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up, all payments that are or would otherwise have become payable on or after the effective date of such liquidation, dissolution or winding up under Article 29.7.1 of these Series C Provisions shall be payable in cash pursuant to Section 4.1(b) or 4.3 of the License Agreement within 10 Business Days following the occurrence of the applicable Milestone.

29.6

COVENANTS

29.6.1

No Impairment

Without the consent of the Series C Preferred Holder, the Company shall not, by amendment of its Memorandum or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series C Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series C Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series C Preferred Holder against impairment.

29.7

MILESTONES

29.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series C Provisions, and Section 2.4.4 of the Stock Purchase Agreement, on or before ten Business Days after the achievement of each milestone (a "Milestone") described in this Article 29.7.1(a) through (f) (the date of the occurrence or achievement of such Milestone is referred to herein as a "Milestone Date"), Micrologix shall pay to Hybridon the appropriate dollar amount corresponding to the applicable Milestone as set forth below (each, a "Milestone Payment") through the redemption of a number of Series C Preferred Shares at a price per share equal to the Milestone Redemption Price in accordance with Article 29.9 and/or through the conversion of a number of Series C Preferred Shares into Common Shares having a value based on the then applicable Conversion Price in accordance with Article 29.8 (or a combination thereof) so that in all cases, except as provided by law, the sum of the aggregate Milestone Redemption Price paid and the value of the Common Shares into which the Series C Preferred Shares are converted equals the Milestone Payment set forth below:

(a)

on April 17, 2002, $XXXXXX;

(b)

upon the commencement of the first Phase III Clinical Study of an HPV Antisense Product, $XXXXXX;

(c)

upon the first acceptance of a filing of an NDA by the FDA for an HPV Antisense Product, $XXXXX;

(d)

upon the first receipt of Regulatory Approval of an NDA for an HPV Antisense Product by the FDA, $XXXXXX;

(e)

upon the first receipt of Regulatory Approval from the EMEA for an HPV Antisense Product in the European Community, or, if earlier, the first receipt of Regulatory Approval of an HPV Antisense Product in any two Major European Countries, $XXXXXX; and

(f)

upon the first receipt of Regulatory Approval from the Japanese Koseisho for an HPV Antisense Product in Japan, $XXXXXX.

29.8

CONVERSION

29.8.1

Conversion at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1, and this Article 29.8, but subject to the conditions in Article 29.8.5, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the "Conversion Date") up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 29.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series C Preferred Holder Common Shares as hereinafter provided in this Article 29.8.

29.8.2

Notice of Conversion

In the case of Conversion of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series C Preferred Shares ("Conversion Notice").  Such Conversion Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice, and shall set out the number of shares being converted, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, the date upon which the Series C Preferred Shares to be converted must be received by the Company, as well as the place designated for Conversion.

29.8.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with a Conversion Notice, or thereafter, the Company shall issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series C Preferred Shares called for Conversion, in the number equal to the number of Series C Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series C Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Common Shares issued by the Company to the Series C Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series C Preferred Holder may direct in writing, provided that if issued in a name other than the Series C Preferred Holder such Series C Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series C Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 29.10.1 and 29.10.2 hereof and Section 2.4.4 of the Stock Purchase Agreement, upon Conversion of the Series C Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(c)

Upon receipt of the Conversion Notice, the holder of Series C Preferred Shares shall surrender its certificate or certificates for the Series C Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant hereto. On the Conversion Date, all outstanding Series C Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such Series C Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series C Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Common Shares into which the Series C Preferred Shares are converted.

(e)

All Common Shares resulting from any Conversion of Series C Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(f)

The Company shall at all times when the Series C Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares.

(g)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series C Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of Series C Preferred Shares so converted were registered.

29.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares or a Change in Control, the Company shall, upon such Delisting of Common Shares or as of the date of the Change in Control, redeem all of the Series C Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 and any payments that are or would otherwise become payable in accordance with the terms of Article 29.7.1 herein shall become payable in cash under Section 4.1(b) or Section 4.3(b) of the License Agreement within 10 Business Days of the occurrence of the applicable Milestone.

29.8.5

Conditions to Conversion

Notwithstanding the foregoing, it shall be a condition to any Conversion contemplated by this Article 29.8 that, and the Company shall only have the right to convert any Series C Preferred Shares pursuant hereto if:

(a)

the Common Shares into which the Series C Preferred Shares are convertible are then listed or posted for trading on a Stock Exchange;

(b)

in the previous 90 day period the Common Shares have not been suspended, cease traded or delisted from any Stock Exchange for a period of 10 consecutive Trading Days;

(c)

the Common Shares to be issued to the Series C Preferred Holder shall, upon issuance, be immediately and freely resaleable and transferable on the Stock Exchange and a written opinion of counsel to the Company to that effect, in a form reasonably acceptable to the Series C Preferred Holder has been delivered to the Series C Preferred Holder and the Company's transfer agent in accordance with Section 2.4.3 of the Stock Purchase Agreement with the Conversion Notice; and

(d)

the Company pays to the Series C Preferred Holder any amounts owed under Section 2.4.4.2 of the Stock Purchase Agreement.

29.9

REDEMPTION

29.9.1

Redemption at Company's Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1 and this Article 29.9, and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the "Redemption Date") up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 29.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series C Preferred Shares, and pay to the Series C Preferred Holder the applicable Milestone Redemption Price for such shares.

29.9.2

Notice of Redemption

In the case of Redemption of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series C Preferred Shares ("Redemption Notice").  Such Redemption Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, the date upon which the Series C Preferred Shares called for Redemption must be received by the Company, as well as the place designated for Redemption.

29.9.3

Procedure for Redemption

(a)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of the Series C Preferred Holder of the Series C Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series C Preferred Shares called for Redemption.  If only part of the Series C Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series C Preferred Shares called for Redemption shall thereupon be redeemed and the Series C Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series C Preferred Holder shall remain unaffected.

(c)

The Series C Preferred Shares which are redeemed in accordance herewith shall be cancelled.

29.9.4

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Article 29.7.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series C Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 29.9, redeem only the maximum number of Series C Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series C Preferred Shares required by Section 2.4.4.1 of the Stock Purchase Agreement.

29.9.5

Expiry Redemption

On or after 8 years following the date of the Stock Purchase Agreement (the "Preferred Share Expiry Date"), the Company may, or upon termination of the License Agreement the Company shall, in accordance with this Article 29.9, redeem all of the Series C Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date or as of the date the License Agreement is terminated, as the case may be, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the "Expiry Redemption").  Notwithstanding such Expiry Redemption of the Series C Preferred Shares, the Company shall continue to be obligated to pay the Series C Preferred Holder all unpaid Milestone Payments that are or would otherwise become payable under Article 29.7.1 herein in cash under Section 4.1(b) or 4.3 of the License Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

29.10

ADJUSTMENTS

29.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization other than a Change in Control Corporate Reorganization in which the Common Shares (but not the Series C Preferred Shares) are converted into or exchanged for securities, cash or other property, and the Series C Preferred Holder holds Series C Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, then following such Corporate Reorganization, upon the exercise of the rights of Conversion provided hereby at any time after the record date of such Corporate Reorganization, in lieu of the Common Shares to which the Series C Preferred Holder would theretofore have been entitled upon Conversion, the Series C Preferred Holder would be entitled to receive such securities, cash or other property (as determined in good faith by the Board of Directors of the Company); provided that if such securities, cash or other property are not listed and posted for trading on a Stock Exchange and, as a result, the Conversion Price could not be calculated as of a Conversion Date, such Corporate Reorganization shall be deemed to be a Change of Control for purposes of Section 11.2 of the Stock Purchase Agreement and Article 29.8.4 hereof.

29.10.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 29.10.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with the essential intent and principles of this Article 29 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 29.10, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series C Preferred Shares.

29.10.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 29.10, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series C Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series C Preferred Shares are convertible).  Such notice shall either be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known at the address of the Series C Preferred Holder.

29.11

TRANSFER

The Series C Preferred Shares shall be non-transferable except by the Series C Preferred Holder to an Affiliate or to a third party in connection with a sale of all or substantially all of such Series C Preferred Holder's business to which the License Agreement relates.